                        PRO FORMA FINANCIAL INFORMATION

On June 23, 1997, Metal Management, Inc. ("MTLM" or "Company") acquired Isaac Corporation ("Isaac"), Ferrex Trading Corporation ("Ferrex"), Paulding Recycling, Inc. ("Paulding") and Briquetting Corporation of America ("Briquetting").

The following unaudited pro forma combined condensed statements of operations do not reflect the operating results from discontinued operations. As previously disclosed, the discontinued operations include I) the Spectra*Star printer and consumables business, which was sold during the first quarter of fiscal 1997 and II) the VideoShow and related product lines business, which was discontinued during the fourth quarter of fiscal 1995 and sold during the third quarter of fiscal 1997.

The accompanying unaudited pro forma combined condensed financial statements have been derived from the Company's audited balance sheet as of March 31, 1997 and the audited statement of operations for the year ended March 31, 1997 (incorporated by reference to the Company's Annual Report on Form 10-K, dated March 31, 1997, filed with the Commission on June 20, 1997), and the unaudited balance sheet as of March 31, 1997 and the unaudited statement of operations for the twelve months ended March 31, 1997 for Reserve Iron & Metal ("Reserve"), Isaac and Ferrex. The unaudited pro forma combined condensed financial statements do not include the results of operations or balance sheets of Paulding or Briquetting as these entities are not significant to the Company or the combined pro forma financial information.

The unaudited pro forma combined condensed statement of operations gives effect to the acquisition of Isaac and Ferrex by MTLM for the year ended March 31, 1997, using the purchase method of accounting as if the acquisition had occurred on April 1, 1996 and by giving effect to the pro forma adjustments described on page 5. The unaudited pro forma combined condensed statement of operations also includes the unaudited statement of operations from April 1, 1996 to December 31, 1996 for The MacLeod Group ("MacLeod") and HouTex Metals Company, Inc. ("HouTex") and the unaudited statement of operations for Reserve for the year ended March 31, 1997. The MacLeod and HouTex acquisitions were completed on January 1, 1997 and January 7, 1997, respectively, and are therefore only included in the Company's statement of operations from their respective acquisition dates. The Reserve acquisition was completed on May 1, 1997, and is therefore, not reflected in the Company's statement of operations for the year ended March 31, 1997.

The following unaudited pro forma combined condensed balance sheet presents the combined financial position of MTLM, Isaac and Ferrex as of March 31, 1997 using the purchase method of accounting as if the acquisition had occurred on March 31, 1997 and includes the pro forma adjustments described on Page 9 relating to the acquisition, the May 1, 1997 acquisition of Reserve and several equity and financing transactions entered into by the Company subsequent to March 31, 1997. The allocation of the excess of the acquisition costs over the book value of the net assets to be acquired has been applied to goodwill and non-compete agreement, based on the Company's estimate of the fair value of the net assets to be acquired. Such allocation of the purchase price may change upon the final determination of the fair value of assets acquired (including other intangibles) and liabilities assumed.

The unaudited pro forma combined condensed financial information does not purport to represent what the Company's combined results of operations would have been had the acquisition occurred on the dates indicated or for any future period or date.

The unaudited pro forma combined condensed financial information should be read in conjunction with: 1) the annual financial statements and notes thereto for MTLM, which appear on the Company's Annual Report on Form 10-K for the year ended March 31, 1997; (2) the historical audited financial statements and notes thereto for Reserve which appear on Form 8-K dated May 1, 1997, filed with the Commission on May 15, 1997; and (3) the historical audited financial statements and notes thereto and unaudited interim financial statements and notes thereto for Isaac and Ferrex which appear elsewhere in this Form 8-K.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                MACLEOD              HOUTEX
                                            MTLM               9 MONTHS             9 MONTHS              RESERVE
                                         YTD 3/31/97        ENDED 12/31/96       ENDED 12/31/96         YTD 3/31/97
                                     -------------------  -------------------  -------------------  -------------------
Revenues from continuing operations          $   65,196           $   22,608           $   14,707           $  119,579
Costs and expenses:
  Cost of sales and other operating
  expenses                                       58,324               22,135               10,495              112,394





                                     -------------------  -------------------  -------------------  -------------------
Gross Profit                                      6,872                  473                4,212                7,185
  Selling, general and
administrative expenses                           8,456                1,524                4,261                5,145




                                              -                    -                    -                    -
                                     -------------------  -------------------  -------------------  -------------------

Operating income (loss) from
 continuing operations                           (1,584)              (1,051)                 (49)               2,040
Other income (expense)
Interest Income                                     222                   64                    0                    0

Interest expense                                 (1,449)                 (54)                (364)              (2,330)


                                                                                                             PRO FORMA
                                            ISAAC               FERREX              PRO FORMA                 COMBINED
                                          YTD 3/31/97          YTD 3/31/97          ADJUSTMENTS      REF      YTD 3/31/97
                                     -------------------  -------------------  -------------------   ---  ------------------
Revenues from continuing operations   $  125,543           $   62,572           $  (12,043)          17.   $ 398,162
Costs and expenses:
  Cost of sales and other operating
  expenses                               115,918               59,548                  525            3.     367,010
                                                                                    (2,139)          12.      -
                                                                                     1,545           12.      -
                                                                                    (1,610)          13.      -
                                                                                     1,918           13.      -
                                                                                   (12,043)          17.      -
                                     -------------------  -------------------  -------------------       -------------------
Gross Profit                               9,625                3,024                 (239)                   31,152
  Selling, general and
administrative expenses                    6,964                1,184                  223            1.      26,932
                                                                                      (110)          10.       -
                                                                                       112           10.       -
                                                                                     1,050           14.       -
                                                                                       210           14.
                                                                                    (2,087)          16.       -
                                     -------------------  -------------------  -------------------       -------------------
Operating income (loss) from
 continuing operations                     2,661                1,840                  363                     4,220
Other income (expense)
Interest Income                              523                    0                  (85)           2.         718
                                                                                        (6)           5.        -
Interest expense                            (702)                (291)                  69            4.      (8,767)


                                            MTLM                MACLEOD              HOUTEX
                                          COMBINED             9 MONTHS             9 MONTHS              RESERVE
                                         YTD 3/31/97        ENDED 12/31/96       ENDED 12/31/96         YTD 3/31/97
                                     -------------------  -------------------  -------------------  -------------------


  Interest expense


Other                                               (41)                 271                   85                  598
                                     -------------------  -------------------  -------------------  -------------------
Income (loss) from continuing
operations before income taxes                   (2,852)                (770)                (328)                 308
Income tax provision (benefit)                     (842)                (272)                (132)                   0
                                     -------------------  -------------------  -------------------  -------------------
Net income (loss) from continuing
 operations                                  $   (2,010)          $     (498)          $     (196)          $      308
                                     ===================  ===================  ===================  ===================
Net income (loss) per share from
 continuing operations                       $    (0.22)
Weighted average number of shares
 outstanding                                      9,106                  n/a                  n/a                  n/a



                                                                                                          PRO FORMA
                                        ISAAC               FERREX              PRO FORMA                 COMBINED
                                    YTD 3/31/97          YTD 3/31/97          ADJUSTMENTS      REF      YTD 3/31/97
                                   ----------------  -------------------  -------------------  ---  -------------------
                                                                                       23       6.        -
                                                                                      189       7.        -
                                                                                     (255)      8.        -
  Interest expense                                                                   (306)      9.
                                                                                     (139)     11.
                                                                                   (3,158)     15.
Other                                         0                    0                    0                         913
                                   ----------------  -------------------  -------------------           -------------------
Income (loss) from continuing
operations before income taxes            2,482                1,549               (3,305)                     (2,916)
Income tax provision (benefit)                0                    0                   80      18.             (1,166)
                                   ----------------  -------------------  -------------------           -------------------
Net income (loss) from continuing
 operations                          $    2,482           $    1,549           $   (3,385)                 $   (1,750)
                                   ================  ===================  ===================           ===================
Net income (loss) per share from
 continuing operations                                                                                     $    (0.13)
Weighted average number of shares
 outstanding                                n/a                  n/a                4,640      19.             13,746

See accompanying notes to unaudited pro forma combined condensed statement of operations

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

The unaudited pro forma combined condensed statement of operations as of March 31, 1997 is based on the following assumptions and adjustments:

Assumptions 1 to 3 relate to MTLM's acquisition of MacLeod on January 1, 1997 and HouTex on January 7, 1997. The pro forma adjustments reflect the acquisitions as if they occurred on April 1, 1996.

1. Goodwill amortization for MacLeod and HouTex is included as of each respective acquisition date. Adjustment represents goodwill amortization for MacLeod ($104,000) and HouTex ($119,000) for the period April 1, 1996 to December 31, 1996. Goodwill is being amortized over 40 years.

2. Adjustment to reduce interest income for the period April 1, 1996 to December 31, 1996 relating to the cash consideration and related transaction costs incurred for HouTex and MacLeod, respectively.

3. At each respective acquisition date, the fixed assets of MacLeod and HouTex were written-up to their fair market value. Adjustment represents additional depreciation expense for MacLeod ($193,000) and HouTex ($332,000) for the period April 1, 1996 to December 31, 1996. Depreciation expense was estimated based on an average useful life of 7 years.

Assumptions 4 through 9 reflect material financing and equity transactions that the Company completed during April 1997 and May 1997. Pro forma adjustments reflect the effect of the transactions as if they occurred on April 1, 1996.

4. During April 1997 and May 1997, the Company repaid its $5.0 million, 6% note payable to Clend Investment ("Clend"). Clend converted $1.0 million of principal into common stock, utilized $720,000 principal in exchange for their Limited Warrant exercise, and received a cash payment from the Company of $3,280,000. Adjustment represents reduction of interest expense recognized in MTLM's March 31, 1997 statement of operations.

5. On April 30, 1997, the Company collected a 6%, $405,000 note receivable from Mike Melnik (note received January 7, 1997). Adjustment represents reduction of interest income recognized in MTLM's March 31, 1997 statement of operations.

6. On April 30, 1997, the Company paid its $1,655,268, 6% notes payable to Mike and Zalman Melnik (issued January 7, 1997). Adjustment represents reduction of interest expense recognized in MTLM's March 31, 1997 statement of operations.

7. During April 1997 and May 1997, the Company repaid its debt obligations to the former shareholders of MacLeod (debt issued on January 1, 1997). Adjustment represents reduction of interest expense recognized in MTLM's March 31, 1997 statement of operations.

8. On May 29, 1997, the Company issued a $3.0 million, 8.5% note payable due on June 30, 2002 to Ian MacLeod. Adjustment represents interest expense on the note payable.

9. On May 29, 1997, the Company obtained a $4.5 million revolving and term loan, at the prime rate of interest. The Company also repaid a $1.0 million line of credit. Adjustment represents interest expense on the net $3.5 million of additional borrowings.

Assumptions 10 through 12 reflect the acquisition of Reserve on May 1, 1997. The pro forma adjustments reflect the acquisition as if it occurred on April 1, 1996.

10. Reflects the reversal of Reserve's amortization of goodwill from prior acquisitions ($110,000) and recording of amortization of goodwill arising upon MTLM's acquisition of Reserve ($112,000). Goodwill is amortized over 40 years.

11. MTLM issued a $1,541,660, 9% notes payable, due May 1, 1998, to P. Joseph Iron and Metal in consideration for their partnership interest in Reserve. Adjustment represents interest expense on the notes.

12. Reserve records depreciation expense based on accelerated lives. The Company's depreciation policy is determined using the straight-line method. Adjustment represents reversal of depreciation expense recognized by Reserve ($2,139,000) and recording of depreciation expense using the straight-line method ($1,545,000). Depreciation expense was calculated based on the fair market value of Reserve's fixed assets using an average useful life of 10 years for leasehold improvements, 7 years for operating machinery and equipment and 5 years for office equipment.

Assumptions 13 through 17 reflect the acquisition of Ferrex and Isaac on June 23, 1997. The pro forma adjustments reflect the acquisitions as if they occurred on April 1, 1996.

13. Isaac and Ferrex historically recorded depreciation expense based on accelerated methods. The Company's depreciation policy is determined using the straight-line method. The adjustment represents reversal of depreciation expense recognized by Isaac and Ferrex ($1,610,000) and recording of depreciation expense using the straight-line method ($1,918,000). Depreciation expense was calculated based on the fair market value of Isaac's fixed assets using an average useful life of 30 years for buildings and improvements and 7 to 19 years for machinery and equipment.

14. Adjustment to reflect the amortization of goodwill arising upon MTLM's acquisition of Isaac and Ferrex ($1,050,000) and amortization of noncompete agreement with George A. Isaac III ($210,000). Amortization periods for goodwill and noncompete agreement is 40 years and 8 years, respectively.

15. MTLM issued $36,097,000 of notes payable to the former shareholders of Isaac and Ferrex in partial consideration for their common stock. The notes payable are due at various dates through February 15, 2000 and accrue interest at the prime rate subject to certain adjustments. Adjustment reflects interest expense on the notes payable.

16. Adjustment made to reflect elimination of compensation paid to previous shareholders of Isaac and Ferrex which have been contractually eliminated.

17.  Adjustment to eliminate intercompany sales between Ferrex and Isaac.

18. Adjustment to reflect Federal and State income taxes to provide for an combined effective tax rate of 40%.

19. Adjustment to weighted average shares outstanding reflects the following transactions (see notes to unaudited pro forma balance sheet for further detail):


Common stock issued in private offering                                       2,025,000
Common stock issued to Clend in exchange for reduction in notes payable         182,481
Common stock issued upon exercise of Limited Warrants by Mike and Zalman
  Melnik                                                                        150,000
Common stock issued upon exercise of Limited Warrants by Clend                  180,000
Common stock issued to Ian MacLeod in exchange for reduction in note payable    160,000
Common stock issued in connection with the Ferrex acquisition                 1,942,857
                                                                              ---------

Total additional common stock issued                                          4,640,338
                                                                              =========

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)




                                                                                                                       PRO FORMA
                                    MTLM           RESERVE         ISAAC         FERREX        PRO FORMA               COMBINED
                                   3/31/97         3/31/97        3/31/97        3/31/97      ADJUSTMENTS    REF        3/31/97
                                -------------  --------------  -------------   -----------   -------------  ---     ---------------
ASSETS
Current Assets:
Cash and cash equivalents          $ 5,718         $   169        $   776         $   824      $ 14,681       a.      $   10,222
                                                                                                    600       d.           -
                                                                                                    405       e.           -
                                                                                                 (5,027)      f.           -
                                                                                                 (5,549)      g.
                                                                                                 (1,000)      i.           -
                                                                                                  4,500       i.           -
                                                                                                 (5,875)      j.           -
Accounts receivable, net             9,966          20,624         15,915           9,160          (405)      e.          49,667
                                                                                                 (5,593)      w.           -
Inventories                          8,415          18,320          8,226           3,133         3,037       q.          41,131
Other current assets                 1,609              24            117               3             0                    1,753
                                ----------     -----------        --------        -------      ---------              ----------
     Total current assets           25,708          39,137         25,034          13,120          (226)                 102,773
Property and equipment, net         20,208           6,469          7,592             154         4,366       m.          51,962
                                                                                                 13,173       t.           -
Other assets                           725             831             15              59             0                    1,630
Goodwill and other intangibles      23,484             370              0               0           437       b.          71,588
                                                                                                  4,015       l.           -
                                                                                                   (370)      l.           -
                                                                                                 41,976       s.           -
                                      -               -              -               -            1,676       v.           -
                                ----------     -----------        --------        -------      ---------              ----------
         TOTAL ASSETS              $70,125         $46,807        $ 32,641        $13,333      $ 65,047               $  227,953
                                ==========     ===========        ========        =======      =========              ==========
LIABILITIES AND EQUITY
Current Liabilities:
Operating line of credit           $14,387         $     0        $     0         $     0      $ (1,000)      i.      $   17,887
                                                                                                  4,500       i.           -
Accounts Payable                     5,246          12,833         15,296           6,850            23       k.          38,918
                                                                                                    298       r.           -
                                                                                                 (1,628)      w.           -
Other accrued liabilities            2,746           1,494          1,032              76           (92)      f.           5,107
                                                                                                   (149)      g.           -
Current portion of debt             16,884           1,454          3,330           3,965        (1,000)      c.          30,490
                                                                                                   (720)      d.           -

                                                                                                                       PRO FORMA
                                    MTLM           RESERVE         ISAAC         FERREX        PRO FORMA               COMBINED
                                   3/31/97         3/31/97        3/31/97        3/31/97      ADJUSTMENTS    REF        3/31/97
                                -------------  --------------  -------------   -----------   -------------  ---     ---------------
                                                                                                   (4,935)   f.            -
                                                                                                   (1,000)   g.            -
Current portion of debt                                                                            (4,920)   g.            -
                                                                                                   (3,000)   h.            -
                                       -              -               -               -            20,432    p.            -
                                   --------     ----------       ----------     ----------     -----------             --------
  Total current liabilities          39,263         15,781          19,658          10,891          6,809                92,402
Long term debt, less current          5,170         25,672           5,187               0           (480)   g.          51,791
                                                                                                    3,000    h.            -
                                                                                                    1,542    j.            -
                                                                                                   15,665    p.            -
                                                                                                   (3,965)   w.            -
Other liabilities                     2,544              0             117           1,031            437    m.          10,613
                                       -              -               -               -             6,484    t.            -
                                   --------     ----------       ----------     ----------     -----------             --------
      TOTAL LIABILITIES              46,977         41,453          24,962          11,922         29,492               154,806
                                   --------     ----------       ----------     ----------     -----------             --------
Stockholders equity:
  Common stock and APIC              18,081              0          (4,400)              0         14,681    a.          68,080
                                                                                                      437    b.            -
                                                                                                    1,000    c.            -
                                                                                                    1,320    d.            -
                                                                                                    1,000    g.            -
                                                                                                    5,488    j.            -
                                                                                                   24,397    o.            -
                                                                                                    4,400    u.            -
                                                                                                    1,676    v.            -
Partners' capital                         0          5,354               0             150         (5,354)   n.               0
                                                                                                     (150)   u.            -
Retained earnings                     5,067              0          12,079           1,261        (13,340)   u.           5,067
                                   --------     ----------       ----------     ----------     -----------             --------
  Total stockholders equity          23,148          5,354           7,679           1,411         35,555                73,147
                                   --------     ----------       ----------     ----------     -----------             --------
TOTAL LIABILITIES AND EQUITY        $70,125        $46,807         $32,641         $13,333       $ 65,047              $227,953
                                   ========     ==========       ==========     ==========     ===========             ========

 See accompanying notes to unaudited pro forma combined condensed balance sheet

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

The unaudited pro forma combined condensed balance sheet as of March 31, 1997 is based on the following assumptions and adjustments:

Assumptions a through i reflect material financing and equity transactions that the Company completed during April 1997 and May 1997. The pro forma adjustments reflect the transactions as if they occurred on March 31, 1997.

a. In April 1997 and May 1997, the Company completed a private offering of 2,025,000 shares of restricted common stock at $7.25 per share generating a $14,681,250 increase to cash and equity.

b. On April 1, 1997 and May 1, 1997, the Company issued to Clend warrants to purchase an aggregate 120,000 shares of restricted common stock at an exercise price of $4.00 as contingent purchase consideration for the
     HouTex acquisition.   The value of the warrants are reflected as a
     $437,000 increase to goodwill and equity.

c. On April 15, 1997, Clend converted $1.0 million of its note payable ($5.0 million outstanding) into 182,481 shares of restricted common stock. Reflected as a $1.0 million reduction in current portion of debt and $1.0 million increase in equity. As of April 15, 1997, balance due on Clend note was $4.0 million.

d. On May 21, 1997, Mike and Zalman Melnik, former owners of HouTex, exercised their Limited Warrants to purchase 150,000 shares of restricted common stock for aggregate cash payments to the Company of $600,000. Also Clend Investment exercised their Limited Warrants to purchase 180,000 shares of restricted common stock in exchange for a $720,000 reduction of its note payable. Reflected as a $600,000 increase to cash, a $720,000 reduction in current portion of debt and a $1,320,000 increase to equity. As of May 21, 1997, balance due on Clend note was $3,280,000.

e. On April 30, 1997, the Company collected its $405,000 note receivable from Mike Melnik. Reflected as a $405,000 increase to cash and a $405,000 reduction in accounts receivable.

f. On April 30, 1997, the Company paid its $1,655,268 notes payable due to Mike and Zalman Melnik, with accrued interest. On May 30, 1997, the Company paid its $3,280,000 notes payable due to Clend, with accrued interest. Reflected as a $4,935,268 reduction in current portion of debt, a $91,897 reduction in other accrued liabilities (accrued interest) and a $5,027,165 reduction in cash.

g. On May 29, 1997, Ian MacLeod converted $1.0 million of his note payable into 160,000 shares of restricted common stock. Reflected as a $1.0 million reduction in current portion of debt and a $1.0 million increase in equity. During April 1997 and May 1997, the Company made $5.4 million of principal payments and $148,648 of accrued interest payments on the notes payable issued in connection with the MacLeod acquisition. Reflected as a $4,920,000 reduction in current portion of debt, $480,000 reduction in long-term debt, $148,648 reduction in other accrued liabilities (accrued interest) and a $5,548,648 reduction in cash.

h. On May 29, 1997, the Company refinanced $3.0 million of its notes payable due to Ian MacLeod on May 31, 1997 into a $3.0 million, 5 year note due on June 30, 2002. Reflected as a $3.0 million reduction in current portion of debt and a $3.0 million increase in long-term debt.

i. On May 27, 1997, the Company made a $1.0 million payment on a line of credit from a commercial bank. On May 30, 1997, the Company obtained a $4.5 million revolving and term loan from a commercial bank, due on July 1, 1998.

Assumptions j through n reflect the acquisition of Reserve on May 1, 1997. The pro forma adjustments reflect the acquisition as if it occurred on March 31, 1997.

j. The purchase consideration for Reserve was comprised of the following (in 000's):

     Cash payment to limited partner                                 $5,875

     Promissory note issued to general partner, 9% due May 1, 1998    1,542
     Value of 1,400,000 warrants issued                               5,488
     Cash payment for transaction costs                                 500
                                                                    -------

     Total estimated consideration                                  $13,405
                                                                    =======


     The value of the warrants issued was estimated using the Black- Scholes option pricing model.

       The estimated consideration will be allocated for pro forma purposes as follows (in 000's):



     Current assets                                   $ 39,137
     Noncurrent Assets                                  11,666
     Current liabilities                               (15,781)
     Long term debts/other liabilities                 (25,672)
     Deferred Taxes                                       (437)
     Goodwill                                            4,492
                                                      --------
                                                      $ 13,405
                                                      ========

     The above allocation of the estimated consideration is preliminary and may change upon final determination of the fair value of assets acquired and liabilities assumed. Goodwill is being amortized over 40 years.

k. Transaction costs for Reserve are estimated to be $500,000 in total. As of March 31, 1997, MTLM had incurred and capitalized $477,000 of transaction costs. The difference of $23,000 represents remaining costs to be incurred and is presented as a $23,000 increase in accounts payable.

l. Reflects the goodwill, net of transaction costs already capitalized, related to MTLM's acquisition of Reserve ($4,015,000) and the elimination of Reserve's goodwill and other intangibles ($370,000) which were not purchased.

m. Reflects the write-up of Reserve's fixed assets to fair market value. Also, reflects the increase in deferred taxes as a result of the write-up of fixed assets. Increase in deferred taxes presented as a $437,000 increase in other liabilities. Deferred taxes were calculated assuming a 40% combined Federal and State effective tax rate.

n.   Reflects the elimination of Reserve's partners capital account.

Assumptions o through w reflect the acquisitions of Isaac and Ferrex on June 23, 1997. The pro forma adjustments reflect the acquisitions as if they occurred on March 31, 1997.

o. The purchase consideration for Ferrex and Isaac was comprised of the following (in 000's):

 Promissory notes issued to Ferrex shareholders                         $ 3,102
 Value of 1,942,857 shares of restricted common stock issued to Ferrex   21,469
       shareholders
 Value of 462,500 warrants issued to Ferrex shareholders                  2,928
 Value of 287,500 warrants issued to Geroge A. Isaac III                  1,676
 Promissory notes issued to Isaac shareholders                           32,995
 Cash payment for transaction Costs                                         305
                                                                        -------

 Total estimated consideration                                          $62,475
                                                                        =======

      The restricted common stock was valued at $11.05 per share, which reflects a discount from the closing market price as quoted on the NASDAQ
      on June 23, 1997.   The discount reflects, among other things, that none
      of the shares issued are currently registered.

      The value of the warrants issued was estimated using the Black- Scholes option pricing model.

      The estimated consideration will be allocated for pro forma purposes as follows (in 000's):


      Current assets                                                                                   $  35,598
      Fixed Assets                                                                                        20,919
      Noncurrent Assets                                                                                       74
      Current liabilities                                                                                (28,921)
      Long term debts/other liabilities                                                                   (2,370)
      Deferred Taxes                                                                                      (6,484)
      Non-compete intangible                                                                               1,676
      Goodwill                                                                                            41,983
                                                                                                       ---------
                                                                                                       $  62,475
                                                                                                       =========


      The above allocation of the estimated consideration is preliminary and may change upon final determination of the fair value of assets acquired and liabilities assumed. Goodwill and the non-compete intangible is being amortized over 40 and 8 years, respectively.

p. The Promissory notes issued to Ferrex and Isaac are classified as follows (in 000's):


                  FERREX   ISAAC    TOTAL
                  ------  -------  -------
      Current      $1,034  $19,398  $20,432
      Non-current   2,068   13,597   15,665
                  ------  -------  -------
                  $3,102  $32,995  $36,097
                  ======  =======  =======

q. Reflects the adjustment of LIFO inventory for Isaac ($2,703,000) and Ferrex ($334,000) to a FIFO basis to conform to MTLM's accounting policy for inventory valuation.

r. Transaction costs for Isaac are estimated to be $305,000 in total. As of March 31, 1997, MTLM had spent and capitalized $7,000 of transaction costs. The difference of $298,000 represents remaining costs to be incurred and is presented as a $298,000 increase in accounts payable.

s. Reflects the goodwill, net of transaction costs already capitalized, related to MTLM's acquisition of Isaac and Ferrex.

t. Reflects the write-up of fixed assets for Isaac to fair market value. Fair market value of fixed assets for Ferrex approximated its book value, therefore, no adjustment was made. Also, reflects deferred taxes resulting from the write-up of the fixed assets and inventory. Increase in deferred taxes of $6,484 is presented as an other liability and was calculated assuming a 40% combined Federal and State effective tax rate.

u.    Reflects the elimination of Isaac's and Ferrex's equity accounts.

v. Reflects the value of warrants issued to George A. Isaac III to enter into a noncompete agreement. The noncompete agreement is being amortized over 8 years.

w. Reflects the elimination of intercompany accounts and notes receivable between Isaac and Ferrex.